Exhibit 3.101(a)

FEE: $100.00

ARTICLES OF ORGANIZATION

FILED
DEC 27 2001
OKLAHOMA SECRETARY OF STATE

PLEASE PRINT CLEARLY

FOR OFFICE USE ONLY

TO: THE OKLAHOMA SECRETARY OF STATE, 101 State Capitol, Oklahoma City, OK 73105

The undersigned, for the purpose of forming an Oklahoma limited liability company pursuant to the provisions of 18 O.S. 193 Supp. , Section 2004, does hereby execute the following articles:

1. The name of the limited liability company (**Note:** the name must contain either the words "limited liability company" or "limited company" or the abbreviations "L.L.C." or "L.C." the word "limited" may be abbreviated as "Ltd." and the word Company" may be abbreviated as "Co."):

Surgery Centers Holding Company, L.L.C.

2. The street address of its principal place of business in the State of Oklahoma:

Street Address	City	State	Zip
1601 State St.	Edmond	OK	73013

3. The name and address of the resident agent in the State of Oklahoma:

Name	Street Address (P.O. Boxes are not acceptable)	City	State	Zip
Phillip H. Willits	1900 S. Broadway	Edmond	OK	73013

4. The term of existence: Perpetual

Articles of organization must be signed by at least one person who need not be a member of the limited liability company.

Dated: 12-27-01

Signature: [signature]

Type of Print Name: Phillip H. Willits

Address: 1900 S. Broadway, Edmond, Oklahoma 73013